UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) ; April 27, 2017

THE GORMAN-RUPP COMPANY

(Exact name of registrant as specified in its charter)

Ohio	1-6747	34-0253990
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 South Airport Road, Mansfield, Ohio	44903
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (419) 755-1011

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On May 3, 2017, The Gorman-Rupp Company (the “Company”) announced that it has applied to list its common shares, without par value per share (the “Common Shares”) on the New York Stock Exchange (the “NYSE”) under its current symbol “GRC”. Subject to the approval by the NYSE of the Company’s listing application, the Company expects that its Common Shares will begin trading on the NYSE on May 16, 2017. The Company’s Board of Directors approved the transfer to the NYSE on April 27, 2017.

Also on May 3, 2017, the Company informed the NYSE MKT that it (i) intends to transfer its listing to the NYSE and (ii) plans to request that the NYSE MKT cease trading of the Company’s Common Shares effective at the close of the market on May 15, 2017.

A copy of the press release announcing the anticipated transfer to the NYSE is attached hereto as Exhibit 99 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit

(99)	Press Release dated May 3, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE GORMAN-RUPP COMPANY

	By	/s/ Brigette A. Burnell
Brigette A. Burnell
General Counsel and Corporate Secretary

May 3, 2017

EXHIBIT LIST

Exhibit No.	Description of Exhibit

99	Press Release dated May 3, 2017

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